Filed pursuant to Rule 424(b)(5)
Registration No. 333-194539

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 10, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated April 2, 2014)

             Shares

Gladstone Land Corporation

    % Series A Cumulative Term Preferred Stock

(Liquidation Preference $25 Per Share)

We are offering                  shares of our     % Series A Cumulative Term Preferred Stock, par value $0.001 per share, or the Series A Term Preferred Stock.

Dividends on the Series A Term Preferred Stock will be cumulative from, but excluding, the date of original issue and payable monthly in arrears, beginning on                 , 2016, at an annual rate of     % of the liquidation preference, or $        per share, of Series A Term Preferred Stock.

Generally, we may not redeem shares of the Series A Term Preferred Stock prior to                 , 2018, except in limited circumstances to preserve our status as a real estate investment trust, or REIT. On or after                 , 2018, we may redeem the shares at a redemption price of $25 per share of Series A Term Preferred Stock, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of redemption. The shares of Series A Term Preferred Stock have a maturity and mandatory redemption date of                 , 2021. If a Change of Control Triggering Event, as described herein, occurs, unless we have exercised our option to redeem the Series A Term Preferred Stock, holders of the Series A Term Preferred Stock may require us to redeem the Series A Term Preferred Stock at the price described in this prospectus supplement under “Description of the Series A Term Preferred Stock—Redemption—Change of Control.”

No public market currently exists for the Series A Term Preferred Stock. We have applied to list the Series A Term Preferred Stock on the NASDAQ Global Market under the symbol “LANDP.”

We believe that we qualify, and have elected to be taxed, as a REIT for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 3.3% in value of the aggregate of the outstanding shares of our capital stock.

We are an “emerging growth company” under applicable federal securities laws, and, as such, we are subject to reduced public company reporting requirements. Investing in the Series A Term Preferred Stock involves a high degree of risk. Before investing, please read “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 6 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE		TOTAL
Public Offering Price		$25.00	$
Underwriting Discounts and Commissions	$		$
Proceeds, before expenses, to us	$		$

Delivery of the Series A Term Preferred Stock is expected to be made on or about                 , 2016. We have granted the underwriters an option for a period of 30 days to purchase an additional                  shares of Series A Term Preferred Stock solely to cover any over-allotments. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $        , and the total proceeds to us, before expenses, will be $        .

Sole Book-Running Manager

Janney Montgomery Scott

Co-Lead Managers

J.J.B. Hilliard, W.L. Lyons, LLC	Ladenburg Thalmann	Wunderlich

Co-Managers

Oppenheimer & Co.	Maxim Group LLC	National Securities Corporation

Prospectus Supplement dated                 , 2016

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of Series A Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains more general information, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents that we previously filed with the SEC, the information in this prospectus supplement will supersede such information.

This prospectus is part of a registration statement on Form S-3 (Registration No. 333-194539) that we have filed with the SEC relating to the securities offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and this offering of securities in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves of and observe any such restrictions.

The shares of Series A Term Preferred Stock do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Also, documents we subsequently file with the SEC and incorporate by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future performance and financial condition, results of operations and funds from operations (“FFO”), our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business strategy;

•	our ability to implement our business plan, including our ability to continue to expand both geographically and beyond annual row crops;

•	pending and future transactions;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

•	estimates of our future operating expenses, including payments to our Adviser and Administrator (each as defined herein) under the terms of our advisory and administration agreements;

•	our compliance with tax laws, including our ability to maintain our qualification as a REIT for federal income tax purposes;

•	projected capital expenditures; and

•	use of the proceeds of this offering, our line of credit, mortgage notes payable, future stock offerings and other future capital resources, if any.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed

S-ii

assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	our ability to successfully complete pending and future property acquisitions;

•	general volatility of the capital markets and the market price of our securities;

•	our failure to maintain our qualification as a REIT and risks of change in laws that affect REITs;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in the environment, our industry, interest rates or the general economy;

•	natural disasters or climactic changes impacting the regions in which our tenants operate;

•	the adequacy of our cash reserves and working capital;

•	defaults upon or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition, including with other agricultural real estate companies;

•	availability, terms and deployment of capital, including the ability to maintain and borrow under our line of credit and mortgage loan facility, arrange for long-term mortgages on our properties and raise equity capital;

•	our Adviser’s and our Administrator’s ability to identify, hire and retain highly-qualified personnel in the future;

•	changes in our business strategy;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters;

•	environmental liabilities for certain of our properties and uncertainties and risks related to natural disasters; and

•	the loss of any of our key officers, such as Mr. David Gladstone, our chairman and chief executive officer, president and Mr. Terry Lee Brubaker, our vice chairman and chief operating officer.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” incorporated by reference herein and therein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC. New factors may also emerge from time to time that could materially and adversely affect us.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Series A Term Preferred Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section beginning on page S-7 of this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 23, 2016 (the “Annual Report”), our Quarterly Reports on Form 10-Q and other reports and information we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, including the financial statements and notes to those financial statements.

Unless the context otherwise requires or indicates, all references in this prospectus supplement and the accompanying prospectus to (i) “we,” “our,” “us” and the “Company” each mean Gladstone Land Corporation, a Maryland corporation, and its consolidated subsidiaries, (ii) “Operating Partnership” means Gladstone Land Limited Partnership, a wholly-owned subsidiary of the Company and a Delaware limited partnership,(iii) “Adviser” means Gladstone Management Corporation, the external adviser of the Company and a Delaware corporation and (iv) “Administrator” means Gladstone Administration, LLC, a Delaware limited liability company.

The Company

We are an externally-managed real estate investment trust (“REIT”) that is engaged primarily in the business of owning and leasing farmland in major agricultural markets throughout the United States; we are not a grower, nor do we farm the properties we own. We currently own 23,857 acres, comprised of 48 farms (19 in California, 14 in Florida, 4 in Michigan, 2 in Oregon, 3 in Colorado, 2 in Nebraska and 4 in Arizona) that are leased to 35 separate tenants. Our tenants consist of both independent and corporate farming operations, all of which are unrelated to us. We intend to acquire more farmland in these and other states in our regions of focus that is or will be leased to farmers, and we expect that most of our future tenants will be independent or corporate farming operations that are unrelated to us. We may also acquire property related to farming, such as cooling facilities, freezer buildings, packinghouses, box barns, silos, storage facilities, greenhouses, processing plants and distribution centers. We generally lease our properties on a triple-net basis, an arrangement under which, in addition to rent, the tenant is required to pay the related taxes, insurance costs (including drought insurance if we were to acquire properties that depend upon rainwater for irrigation), maintenance and other operating costs. We may also elect to sell farmland at certain times, such as when the land could be developed by others for urban or suburban uses. Our shares of common stock, par value $0.001, per share are traded on the NASDAQ Global Market under the trading symbol “LAND.”

We intend to continue to lease our farm properties and farm-related facilities to independent or corporate farming operations that sell their products through national corporate marketers-distributors. We expect to continue to earn rental and interest income from our investments.

We conduct substantially all of our investment activities through, and all of our properties are held, directly or indirectly, by, Gladstone Land Limited Partnership (the “Operating Partnership”). We control our Operating Partnership as its sole general partner, and we also currently own, directly or indirectly, 93.1% of the units of limited partnership (“OP Units”) of our Operating Partnership.

Our Adviser manages our real estate portfolio pursuant to an advisory agreement, and our Administrator provides administrative services to us pursuant to an administration agreement. Our Adviser and our Administrator collectively employ all of our personnel and pay directly their salaries, benefits and general expenses.

Our executive offices are located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is http://www.GladstoneLand.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

Our Competitive Strengths

We believe that the following strengths differentiate us from our competitors:

•	Innovative Business Strategy: We are the first public company formed primarily to own and lease farmland with the goal of providing investors with steady income and capital appreciation, as well as a hedge against inflation.

•	Experienced Management Team: We are managed by an investment advisor registered with the SEC with over $2.0 billion of assets currently under management. Our management team has a successful track record of underwriting agricultural real estate and conducting extensive due diligence on the management teams, cash flows, financial statements and risk ratings of our respective tenants. In addition, our chief executive officer has unique industry knowledge as a former owner of Coastal Berry Company (from 1997-2004)—one of the largest integrated berry and vegetable growers, marketers, and shippers in California.

•	Focused Business Model: Our business model seeks to foster investment opportunities that are generated from our strategic relationships with agricultural real estate brokers and corporate and independent farmers.

•	Attractive Market Opportunities: We believe that attractive investment opportunities currently exist that will allow us to capitalize on investing in farmland that has demonstrated relatively steady appreciation in value and increases in rental rates with relatively low volatility.

•	Conservative Dual Underwriting Strategy: When underwriting a tenant’s farming operations and the real estate it occupies, we focus on the cash flow of the tenant and management of the farming operations as well as the intrinsic value of the property, including evaluation of access to water and other attributes.

•	Proven Ability to Execute Business Model: Since our initial public offering (our “IPO”) in January 2013, we have invested $229.8 million into the acquisition of 36 new farms, and an additional $14.6 million has been invested in the form of capital improvements on existing farms.

•	Distribution Stability: Since our IPO in January 2013 through June 2016, we have made 42 consecutive monthly distributions on our common stock. We currently pay monthly distributions (declared quarterly) to holders of shares of our common stock at a current rate of $0.04125 per share.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series A Term Preferred Stock, see “Description of the Series A Term Preferred Stock” beginning on page S-14 in this prospectus supplement.

Issuer	Gladstone Land Corporation

Securities Offered	shares of % Series A Cumulative Term Preferred Stock. The underwriters have the option to purchase up to additional shares of Series A Term Preferred Stock from us to cover over-allotments, if any.

Dividends	Investors will be entitled to receive preferential cumulative cash dividends on the Series A Term Preferred Stock at a rate of % per annum of the $25.00 per share liquidation preference (equivalent to $ per annum per share). Beginning on the date of issuance, dividends on the Series A Term Preferred Stock will be payable monthly in arrears. The first dividend will be payable on , 2016. Dividends on the Series A Term Preferred Stock will be cumulative from (but excluding) the date of original issuance. In addition, if we fail to redeem or call for redemption the Series A Term Preferred Stock pursuant to the mandatory redemption required on , 2021, the dividend rate on the Series A Term Preferred Stock will increase by 3.0% per share per annum to %, until such shares are redeemed or called for redemption.

Mandatory Redemption	The Series A Term Preferred Stock has a mandatory redemption date of , 2021. We are not required to set aside funds to redeem the Series A Term Preferred Stock. Accordingly, the shares of Series A Term Preferred Stock will remain outstanding until redeemed on , 2021, unless redeemed earlier under the circumstances set forth below under “—Optional Redemption” or in connection with a Change of Control Triggering Event.

Optional Redemption	We may not redeem the Series A Term Preferred Stock prior to , 2018, except in limited circumstances relating to our continuing qualification as a REIT. On and after , 2018 and before , 2021, we may, at our option, redeem the Series A Term Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of redemption.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series A Term Preferred Stock will have the right to receive the $25.00 per share liquidation preference, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of payment, but without interest, before any payment is made to the holders of our common stock, par value $0.001 per share (the “Common Stock”) or any other class or series of our capital stock ranking junior to the Series A Term Preferred Stock.

Change of Control	If a Change of Control Triggering Event occurs, unless we have exercised our option to redeem the Series A Term Preferred Stock, holders of the Series A Term Preferred Stock may require us to redeem the Series A Term Preferred Stock at a specified price. See “Description of the Series A Term Preferred Stock—Redemption— Change of Control.”

Ranking	With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series A Term Preferred Stock will be senior to our Common Stock and junior to all our existing and future indebtedness.

Voting Rights	Holders of Series A Term Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series A Term Preferred Stock are in arrears for 18 or more consecutive months, then holders of the Series A Term Preferred Stock will have the right to elect two additional directors to serve on our Board of Directors until such dividend arrearage is eliminated. Further, we may not change the designations, rights, preferences, privileges or voting power with respect to the Series A Term Preferred Stock in a manner that would be materially adverse to the rights of holders of the Series A Term Preferred Stock without the affirmative vote of at least two-thirds of the shares of Series A Term Preferred Stock then outstanding.

Restrictions on Ownership and Transfer	Our charter states that no person, directly or indirectly, may own more than 3.3% in value of our outstanding capital stock. Shares of Series A Term Preferred Stock acquired or transferred in breach of this limitation will be automatically deemed held in trust for the exclusive benefit of the transferees to whom that capital stock may be transferred without violating the 3.3% ownership limitation. In such event, the purchaser-transferee shall not be entitled to vote or to participate in dividends or other distributions with respect to such stock. The Series A Term Preferred Stock is subject to the general restrictions on ownership and transferability described under “Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on Ownership and Transfer” on page 19 in the accompanying prospectus.

Risk Factors	An investment in shares of our Series A Term Preferred Stock involves substantial risks, and prospective investors should carefully consider the matters discussed in the “Risk Factors” sections of this prospectus supplement and in the accompanying prospectus and our most recent Annual Report, our Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Conversion	Shares of Series A Term Preferred Stock are not convertible into or exchangeable for any other securities or property.

Use of Proceeds	We estimate that our net proceeds from the offering will be approximately $ million (approximately $ million if the underwriters’ over-allotment option is exercised in full) after deducting estimated offering expenses of approximately $ million. We intend to use the net proceeds from the offering of Series A Term Preferred Stock to repay any outstanding indebtedness under our line of credit and for other general corporate purposes.

U.S. Federal Income Taxes	Prospective investors are urged to consult their own tax advisors regarding these matters in light of their personal investment circumstances.

Listing	We have filed an application to list the Series A Term Preferred Stock on the NASDAQ under the symbol “LANDP.” If the application is approved, trading of the Series A Term Preferred Stock on NASDAQ is expected to begin within 30 days after the date of this prospectus supplement. Prior to the expected commencement of trading on NASDAQ, the underwriters do not intend to make a market in the Series A Term Preferred Stock.

RISK FACTORS

An investment in shares of our Series A Term Preferred Stock involves a high degree of risk. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below, in our most recent Annual Report, our Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether an investment in shares of our Series A Term Preferred Stock is suitable for you. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations, FFO, adjusted funds from operations (“AFFO”), our prospects could be materially and adversely affected, the market price of our Series A Term Preferred Stock could decline and you may lose all or part of your investment. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

Our issuance of additional preferred stock equal in rank with or senior to the Series A Term Preferred Stock could dilute the interests of the holders of the Series A Term Preferred Stock.

Our charter currently authorizes the issuance of up to 20,000,000 shares of capital stock, of which 10,024,875 shares of common stock and              shares of Series A Preferred Stock will be outstanding immediately following the completion of this offering (assuming the underwriters exercise their overallotment option in full).

Our Board of Directors may classify the remaining shares of unissued capital stock by setting or changing the preferences, conversion or other rights, voting powers restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such stock, subject to the rights of the holders of the Series A Term Preferred Stock to consent to any such classification that would materially and adversely affect any right, preference, privilege or voting power of the Series A Term Preferred Stock. The issuance of additional shares of other series of preferred stock equal in rank with or senior to the Series A Term Preferred Stock could have the effect of diluting the interests of holders of the Series A Term Preferred Stock.

The market value of the Series A Term Preferred Stock could be substantially affected by various factors.

The shares of Series A Term Preferred Stock are a new issue of securities with no established trading market. Although we have filed an application to list the Series A Term Preferred Stock on NASDAQ and expect our application to be approved, the application may not be approved, or if approved an active trading market on NASDAQ may not develop or last, in which case the trading price of the Series A Term Preferred Stock could be adversely affected. If an active trading market does develop on NASDAQ, the Series A Term Preferred Stock may trade at prices higher or lower than their initial offering price. The trading price of our Series A Term Preferred Stock would depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions, and our financial condition, results of operations and prospects.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Series A Preferred Stock less attractive to investors. We elected to take advantage of the option to delay adoption of new or revised accounting standards until they are required to be adopted by private companies; consequently, our current and prior financial statements may not be comparable to those of other public companies.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an “emerging growth company” through the year ending December 31, 2018, unless the market value of our securities that is held by non-affiliates exceeds $700.0 million as of any June 30 before that time. We cannot predict if investors will find our Series A Preferred Stock less attractive because we may rely on these exemptions. If some investors find our Series A Preferred Stock less attractive as a result, there may be a less active trading market upon the listing and trading of our Series A Preferred Stock and the price of our Series A Preferred Stock may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that the company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of this extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies for as long as we maintain our emerging company status and do not revoke this election. Accordingly, the accounting standards that we apply while we remain an emerging growth company may differ materially from the accounting standards applied by other similar public companies, including emerging growth companies that have elected to opt out of this extended transition period. This election could have a material impact on our financial statements and the comparability of our financial statements to the financial statements of similar public companies. This potential lack of comparability could make it more difficult for investors to value our securities, which could have a material impact on the price of our Series A Preferred Stock.

There will be no initial secondary trading market due to delayed listing, and even after listing, if achieved, a liquid secondary trading market may not develop.

During a period of up to 30 days from the date of this prospectus supplement, the Series A Term Preferred Stock will not be listed on any securities exchange. During this period, the underwriters do not intend to make a market in the Series A Term Preferred Stock. Consequently, an investment in the Series A Term Preferred Stock during this period will be illiquid, and holders of such shares may not be able to sell them during that period as it is unlikely that a secondary market for the Series A Term Preferred Stock will develop. If a secondary market does develop during this period, holders of the Series A Term Preferred Stock may be able to sell such shares only at substantial discounts from the liquidation preference. If we are unable to list the Series A Term Preferred Stock on the NASDAQ or another national securities exchange, holders of such shares may be unable to sell them at all or, if they are able to, only at substantial discounts from the liquidation preference. Even if the Series A Term Preferred Stock are listed on the NASDAQ as anticipated, there is a risk that such shares may be thinly traded, and the market for such shares may be relatively illiquid compared to the market for other types of securities, with the spread between the bid and asked prices considerably greater than the spreads of other securities with comparable terms and features.

An investment in term preferred stock with a fixed interest rate bears interest rate risk.

Term preferred stock pays dividends at a fixed dividend rate. Prices of fixed income investments vary inversely with changes in market yields. The market yields on securities comparable to the Series A Term Preferred Stock may increase, which would likely result in a decline in the secondary market price of the Series A Term Preferred Stock prior to the term redemption date. For additional information concerning dividends on the Series A Term Preferred Stock, see “Description of the Series A Term Preferred Stock—Dividends” included elsewhere in this prospectus supplement.

The Series A Term Preferred Stock will not be rated.

We do not intend to have the Series A Term Preferred Stock rated by any rating agency. Unrated securities usually trade at a discount to similar, rated securities. As a result, there is a risk that the Series A Term Preferred Stock may trade at a price that is lower than they might otherwise trade if rated by a rating agency. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series A Preferred Shares. In addition, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series A Term Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series A Term Preferred Stock.

The Series A Term Preferred Stock will bear a risk of early redemption by us.

We may voluntarily redeem some or all of the Series A Term Preferred Stock on or after                 , 2018. Any such redemptions may occur at a time that is unfavorable to holders of the Series A Term Preferred Stock. We may have an incentive to redeem the Series A Term Preferred Stock voluntarily before the mandatory redemption date,                 , 2021, if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the rate on the Series A Term Preferred Stock. For further information regarding our ability to redeem the Series A Term Preferred Stock, see “Description of the Series A Term Preferred Stock—Redemption.”

Holders of the Series A Term Preferred Stock will be subject to inflation risk.

Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in term preferred stock or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series A Term Preferred Stock and dividends payable on such shares declines.

Holders of the Series A Term Preferred Stock will bear reinvestment risk.

Given the five-year term and potential for early redemption of the Series A Term Preferred Stock, holders of such shares may face an increased reinvestment risk, which is the risk that the return on an investment purchased with proceeds from the sale or redemption of the Series A Term Preferred Stock may be lower than the return previously obtained from the investment in such shares.

Shares of the Series A Term Preferred Stock are subordinated to existing and future debt and your interests could be diluted by the issuance of additional preferred stock, and by other transactions.

Payment of accrued dividends on the Series A Term Preferred Stock will be subordinated to all of our existing and future debt and will be structurally subordinate to the obligations of our subsidiaries. In addition, we may issue additional shares of another class or series of preferred stock ranking on parity with the Series A Term Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. None of the provisions relating to the Series A Term Preferred Stock relate to or limit our indebtedness or afford the holders of the Series A Term Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series A Term Preferred Stock, other than in connection with a Change of Control Triggering Event. These factors may affect the trading price of the Series A Term Preferred Stock.

As a holder of Series A Term Preferred Stock you have extremely limited voting rights.

Your voting rights as a holder of Series A Term Preferred Stock will be extremely limited. Our common stock is currently the only class or series of our stock carrying full voting rights. Voting rights for holders of Series A

Term Preferred Stock exist primarily with respect to material and adverse changes in the terms of the Series A Term Preferred Stock and our failure to pay dividends on the Series A Term Preferred Stock. See “Description of the Series A Term Preferred Stock—Voting Rights” in this prospectus supplement.

We may not have sufficient earnings and profits in order for distributions on the Series A Term Preferred Stock to be treated as dividends.

The dividends payable by us on the Series A Term Preferred Stock may exceed our current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes, at the time of payment. If that were to occur, it would result in the amount of dividends that exceed our earnings and profits being treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Series A Term Preferred Stock and then, to the extent of any excess over such adjusted tax basis, as capital gain. See “Additional Material U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

We may not be able to redeem the Series A Term Preferred Stock upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the Series A Term Preferred Stock, each holder of the Series A Term Preferred Stock will have the right to require us to redeem all or any part of such holder’s Series A Term Preferred Stock at a price equal to the liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends up to but excluding the date of payment, but without interest. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to redeem the Series A Term Preferred Stock and any indebtedness that may be required to be repaid or repurchased as a result of such event. Our failure to redeem the Series A Term Preferred Stock could have material adverse consequences for us and the holders of the Series A Term Preferred Stock. See “Description of the Series A Term Preferred Stock—Redemption— Change of Control.”

We operate as a holding company dependent upon the assets and operations of our subsidiaries, and because of our structure, we may not be able to generate the funds necessary to make distributions on our securities.

We generally operate as a holding company that conducts its businesses primarily through our Operating Partnership, which in turn is a holding company conducting its business through its subsidiaries. These subsidiaries conduct all of our operations and are our only sources of income. Accordingly, we are dependent on cash flows and payments of funds to us by our subsidiaries as distributions, loans, advances, leases or other payments from our subsidiaries to generate the funds necessary to make distributions or dividends on our securities. Our subsidiaries’ ability to pay such distributions and/or make such loans, advances, leases or other payments may be restricted by, among other things, applicable laws and regulations, current and future debt agreements and management agreements into which our subsidiaries may enter, which may impair our ability to make cash payments on our securities, including this Series A Preferred Stock. In addition, such agreements may prohibit or limit the ability of our subsidiaries to transfer any of their property or assets to us, any of our other subsidiaries or to third parties. Our future indebtedness or our subsidiaries’ future indebtedness may also include restrictions with similar effects.

In addition, because we are a holding company, stockholders’ claims will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our Operating Partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, claims of holders of our Series A Preferred Stock will be satisfied only after all of our and our Operating Partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

Our cash available for dividends to holders of our Series A Preferred Stock may not be sufficient to pay anticipated dividends, nor can we assure you of our ability to make dividends in the future, and we may need to borrow to make such dividends or may not be able to make such dividends at all.

To remain competitive with alternative investments, our dividend rate may exceed our cash available for dividends, including cash generated from operations. In the event this happens, we intend to fund the difference out of any excess cash on hand or from borrowings under our revolving credit facility. If we do not have sufficient cash available for dividends generated by our assets, or if cash available for dividends decreases in future periods, the market price of our Series A Preferred Stock could decrease.

We may not be able to raise sufficient capital or borrow money in sufficient amounts or on sufficiently favorable terms necessary to attain the optimal degree of leverage to operate our business, which may have an adverse effect on our operations and ability to pay dividends.

Our ability to raise additional capital in the markets may be limited due to market conditions and applicable SEC regulations. Our business and acquisition strategies rely heavily on borrowing funds, so that we may make more investments than would otherwise be possible to maximize potential returns to holders of our securities. We may borrow on a secured or unsecured basis. Our articles of incorporation and bylaws do not impose any limitation on our borrowing. Our ability to achieve our investment objectives will be affected by our ability to borrow money in sufficient amounts and on favorable terms, which may result in us becoming highly leveraged. We expect that we will borrow money that will be secured by our properties and that these financing arrangements will contain customary covenants such as those that limit our ability, without the prior consent of the lender, to further mortgage the applicable property or to discontinue insurance coverage. In addition, any credit facility we might enter into is likely to contain certain customary restrictions, requirements and other limitations on our ability to incur indebtedness, and will specify debt ratios that we will be required to maintain. Accordingly, we may be unable to obtain the degree of leverage that we believe to be optimal, which may cause us to have less cash for dividends to holders of Series A Preferred Stock. Our use of leverage could also make us more vulnerable to a downturn in our business or the economy generally and a significant increase in the ratio of our indebtedness to our assets may have an adverse effect on the future market price of our Series A Preferred Stock.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in ways with which you may not agree with or may not otherwise be considered appropriate. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business.

Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms.

Delays in investing the net proceeds of this offering may impair our performance. We cannot assure you that we will be able to consummate transactions on properties that meet our investment objectives or that any investment we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate or at all, which could adversely affect our financial condition and operating results.

USE OF PROCEEDS

We estimate the net proceeds we will receive from this offering will be approximately $         million (or approximately $         million if the underwriters’ over-allotment option is exercised in full), after deducting underwriting discounts and commission, and paying offering expenses of approximately $         million. We intend to use the net proceeds to repay any outstanding indebtedness under our line of credit and other general corporate purposes.

Our modified agreement with MetLife provides for a $100.0 million long-term note payable, or the MetLife Note Payable, and a $25.0 million revolving equity line of credit, or the MetLife Line of Credit. The MetLife Note Payable matures January 5, 2029, and the MetLife Line of Credit matures April 5, 2024. The blended interest rate per annum applicable to the MetLife Note Payable is currently 3.35% and is subject to adjustment in August 2020 and every five years thereafter based on the then-reported yield rate for the five-year U.S. Treasury obligations plus a spread determined by the lender. The interest rate per annum applicable to the MetLife Line of Credit is equal to the three-month LIBOR plus a spread of 2.25%, with a minimum annualized rate of 2.50%, plus an unused fee of 0.20% on undrawn amounts. Currently, the MetLife Note Payable has an outstanding balance of approximately $85.9 million, and the MetLife Line of Credit has an outstanding balance of $19.5 million. The maximum amount available to be drawn, in aggregate, under the MetLife Note Payable and the MetLife Line of Credit is currently $5.4 million. Capacity to borrow under these instruments, with a maximum aggregate availability of $125 million, is limited to 58% of the appraised value of property that is pledged as collateral.

Pending application of any portion of the net proceeds as described above, we may invest it in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to maintain our qualification as a REIT for federal income tax purposes. Such investments may include, for example, obligations of the Government National Mortgage Association, other government and governmental agency securities, certificates of deposit and interest-bearing bank deposits.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and preferred dividends for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011 are set forth below. For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, “earnings” consist of net income from continuing operations before fixed charges. “Fixed charges” consist of interest expense, amortization of deferred financing fees and the portion of operating lease expense that represents interest. We do not currently have and have not historically had any outstanding preference equity securities or dividends on such securities.

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

	Six Months Ended June 30, 2016		Years Ended December 31,
			2015		2014	2013	2012	2011
	Actual	Pro forma(1)	Actual	Pro forma(1)
	(Unaudited)	(Unaudited)		(Unaudited)
Earnings:
Net income (loss) from continuing operations before adjustment for non-controlling interests	$355,852		$568,545		$(125,133)	$(1,224,683)	$600,373	$6,219
Add: Fixed charges	2,741,668		4,160,481		2,009,086	1,118,640	1,006,986	805,508

Total earnings	$3,097,520		$4,729,026		$1,883,953	$(106,043)	$1,607,359	$811,727

Fixed charges and preferred dividends:
Interest expense, including amortization of deferred financing costs	$2,741,668		$4,160,481		$2,009,086	$1,118,640	$1,006,986	$805,508

Total fixed charges and preferred dividends	$2,741,668		$4,160,481		$2,009,086	$1,118,640	$1,006,986	$805,508

Ratio of earnings to fixed charges and preferred dividends	1.13	0.90	1.14	0.85	0.94	-0.09	1.60	1.01

(1)	The pro forma ratio of earnings to fixed charges and preferred dividends for the six months ended June 30, 2016, and the year ended December 31, 2015, assumes that the Series A Term Preferred Stock was issued as of January 1, 2015, and that the proceeds from the Series A Term Preferred Stock were used as described in the “Use of Proceeds” section of this prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization on June 30, 2016:

•	on an actual basis;

•	on a pro-forma basis to reflect the acquisition of a 401-acre farm in Florida (“Orange Avenue”) on July 1, 2016, and the related borrowings incurred in connection with the acquisition and the issuance of 31,934 shares of our common stock subsequent to June 30, 2016, through our at-the-market program; and

•	on an as adjusted basis to give effect to the issuance of the Series A Term Preferred Stock and the application of the net proceeds therefrom to repay outstanding indebtedness under our line of credit.

The information set forth in the following table should be read in connection with, and is qualified in its entirety by reference to, the financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. Other than borrowings incurred in connection with the acquisition of Orange Avenue, the information set forth in the table below does not reflect additional borrowings or repayments under notes or bonds payable or our line of credit that occurred after June 30, 2016.

	AS OF JUNE 30, 2016 (UNAUDITED)
	ACTUAL	PRO-FORMA	AS ADJUSTED(1)
Cash and cash equivalents	$2,077,250	$2,432,307	$

Debt:
Mortgage notes and bonds payable, net	$165,973,676	$169,093,676		$169,093,676
Borrowings under line of credit	14,500,000	16,480,000
Series A Term preferred stock, $0.001 par value per share; $25 liquidation preference; 0 shares authorized, issued and outstanding, actual; X,XXX,XXX shares authorized and X,XXX,XXX shares issued and outstanding, as adjusted	—	—

Total debt	$180,473,676	$185,573,676	$

Equity:
Stockholders’ equity:
Common stock, $0.001 par value per share, 20,000,000 shares authorized; 9,992,941 shares issued and outstanding, actual; and 10,024,875 shares issued and outstanding, pro-forma and as adjusted	$9,993	$10,025		$10,025
Additional paid-in capital	87,494,872	87,849,897		87,849,897
Distributions in excess of accumulated earnings	(10,988,919)	(10,988,919)		(10,988,919)

Total stockholders’ equity	76,515,946	76,871,003		76,871,003
Non-controlling interests in Operating Partnership	5,711,195	5,711,195		5,711,195

Total equity	82,227,141	82,582,198		82,582,198

Total capitalization	$262,700,817	$268,155,874	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares of the Series A Term Preferred Stock.

DESCRIPTION OF THE SERIES A TERM PREFERRED STOCK

This description of the Series A Term Preferred Stock supplements the description of the general terms and provisions of our securities, including preferred stock, in the accompanying prospectus. You should consult that general description, beginning on page 4 of the accompanying prospectus, for further information.

General

Our Charter currently authorizes the issuance of up to 20,000,000 shares of capital stock, of which 10,024,87 shares of common stock, and                  shares of Series A Term Preferred Stock will be outstanding immediately following the completion of this offering (presuming the underwriters exercise their overallotment option in full). Our Board of Directors may classify the remaining              shares of unissued capital stock by setting or changing the preferences, conversion or other rights, voting powers restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such stock without stockholder approval.

Our Board of Directors has reclassified                  shares of common stock as Series A Term Preferred Stock, all of which may be issued in this offering (including                  shares that may be issued upon exercise of the underwriters’ over-allotment option).

The following summary of the terms and provisions of the Series A Term Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Charter including the articles supplementary, which supplement our Charter by classifying the Series A Term Preferred Stock. You may obtain a complete copy of the articles supplementary by contacting us. See “Incorporation of Certain Information by Reference” for information on how to contact us.

Our preferred stock may be issued without stockholder approval, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof as shall be established by our Board of Directors. Thus, without stockholder approval, we could issue preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of Series A Term Preferred Stock.

Our Board of Directors has authorized our classification and issuance of the Series A Term Preferred Stock and approved the form of the articles supplementary for the Series A Term Preferred Stock. Prior to the completion of this offering, we will file articles supplementary for the Series A Term Preferred Stock.

When issued, the Series A Term Preferred Stock will be validly issued, fully paid and non-assessable. The holders of the Series A Term Preferred Stock will have no preemptive rights with respect to any shares of our capital stock or any other of our securities convertible into or carrying rights or options to purchase any such shares. The Series A Term Preferred Stock will not be subject to any sinking fund. Unless redeemed by us on or after                 , 2018 or in connection with a Change of Control Triggering Event, the Series A Term Preferred Stock will be redeemed on                 , 2021. We have filed an application to list the Series A Term Preferred Stock on NASDAQ under the symbol “LANDP.” Trading of Series A Term Preferred Stock on NASDAQ is expected to commence within the 30-day period after the date of this prospectus supplement if our application is approved.

Dividends

Holders of shares of the Series A Term Preferred Stock will be entitled to receive, when, as and if, authorized by our Board of Directors (or a duly authorized committee of the Board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of     % per annum of the liquidation preference of $25.00 per share (equivalent to a fixed annual amount of $        per share).

Dividends on the Series A Term Preferred Stock will be cumulative from (but excluding) the date of original issue, which is expected to be                 , 2016, and will be payable monthly in arrears. The first dividend will be payable on                 , 2016. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by our Board of Directors that is not more than 20 nor less than seven days prior to such dividend payment date.

Our Board of Directors will not authorize, declare, pay or set apart for payment any dividends on shares of Series A Term Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Term Preferred Stock will accumulate whether or not restrictions exist in respect thereof, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not we declare such dividends. Accumulated but unpaid dividends on the Series A Term Preferred Stock will not bear interest, and holders of the Series A Term Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above. Except as stated in the two paragraphs below, no dividends will be declared and paid or set apart for payment on any of our common stock or any series or class of equity securities ranking junior to the Series A Term Preferred Stock (other than a dividend in shares of our common stock or in shares of any other class of stock ranking junior to the Series A Term Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment of those dividends is set apart for such payment) on the Series A Term Preferred Stock for all past dividend periods.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series A Term Preferred Stock and all shares of capital stock that are equal in rank with Series A Term Preferred Stock, the amount which we have declared will be allocated ratably to the Series A Term Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series A Term Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Term Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series A Term Preferred Stock as to dividends and upon liquidation) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or equal with the Series A Term Preferred Stock as to dividends or upon liquidation, nor shall we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock, or any other shares of our capital stock ranking junior to or equal with the Series A Term Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for any of our capital stock ranking junior to the Series A Term Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving our qualification as a REIT).

Holders of shares of the Series A Term Preferred Stock are not entitled to any distribution, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Term Preferred Stock as described above; however, if we fail to redeem or call for redemption the Series A Term Preferred Stock pursuant to the mandatory redemption required on                 , 2021, the dividend rate on the Series A Term Preferred Stock will increase by 3.0% per share per annum to     %, until such shares are redeemed or called for redemption. Any dividend payment made on the Series A Term Preferred Stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series A Term Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

Redemption

Mandatory Redemption

We are required to provide for the mandatory redemption of the Series A Term Preferred Stock on                 , 2021 at a redemption price of $25.00 per share plus an amount equal to accumulated but unpaid dividends thereon up to but excluding                 , 2021.

Optional Redemption

The Series A Term Preferred Stock will not be redeemable prior to                 , 2018. However, in order to ensure that we will continue to meet the requirements for qualification as a REIT, the Series A Term Preferred Stock will be subject to provisions in our Charter pursuant to which shares of our capital stock owned by a stockholder in excess of 3.3% (or 9.8% in the case of certain Qualified Institutional Investors (as defined in the Charter)) in value of the aggregate of the outstanding shares of capital stock of the Company will be transferred in trust pursuant to Section 7.2.1 of the Charter.

On and after                 , 2018, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series A Term Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. Holders of Series A Term Preferred Stock to be redeemed must then surrender such Series A Term Preferred Stock at the place designated in the notice. Upon surrender of the Series A Term Preferred Stock, the holders will be entitled to the redemption price thereon to, but excluding the date fixed for redemption, without interest. If notice of redemption of any shares of Series A Term Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series A Term Preferred Stock to be redeemed, then from and after the date of such deposit dividends will cease to accumulate on those shares of Series A Term Preferred Stock, those shares of Series A Term Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Term Preferred Stock is to be redeemed, the Series A Term Preferred Stock to be redeemed shall be selected ratably by lot or by any other fair and equitable method that the Board may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series A Term Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment for all past dividend periods), no shares of Series A Term Preferred Stock will be redeemed. In such event, we also will not purchase or otherwise acquire directly or indirectly any shares of Series A Term Preferred Stock (except by exchange for our capital stock ranking junior to the Series A Term Preferred Stock as to dividends and upon liquidation). However, the foregoing shall not prevent us from purchasing shares pursuant to our Charter, in order to ensure that we continue to meet the requirements for qualification as a REIT, or from acquiring shares of Series A Term Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Term Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation. So long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of Series A Term Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (A) the date for redemption; (B) the number of Series A Term Preferred Stock to be redeemed; (C) the CUSIP number for the Series A Term Preferred Stock; (D) the applicable redemption price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (F) that dividends on the Series A Term Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (G) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series A Term Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to affect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and prior to the corresponding dividend payment date, however, each holder of Series A Term Preferred Stock at the close of business on that record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

Change of Control

If a Change of Control Triggering Event occurs with respect to the Series A Term Preferred Stock, unless we have exercised our option to redeem such Series A Term Preferred Stock as described above, holders of the Series A Term Preferred Stock will have the right to require us to redeem (a “Change of Control Redemption”) the Series A Term Preferred Stock at a price equal to the liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends up to but excluding the date of payment, but without interest (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice will be mailed to holders of the Series A Term Preferred Stock, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to redeem such Series A Term Preferred Stock on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•	redeem all Series A Term Preferred Stock or portions of Series A Term Preferred Stock properly tendered pursuant to the applicable Change of Control Redemption;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Series A Term Preferred Stock properly tendered; and

•	deliver or cause to be delivered to the paying agent the Series A Term Preferred Stock properly accepted together with an officers’ certificate stating the Series A Term Preferred Stock being redeemed.

We will not be required to make a Change of Control Redemption upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party redeems all Series A Term Preferred Stock properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of the Series A Term Preferred Stock as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Redemption provisions of the Series A Term Preferred Stock, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Redemption provisions of the Series A Term Preferred Stock by virtue of any such conflict.

For purposes of the foregoing discussion of the redemption of the Series A Term Preferred Stock at the option of the holders, the following definitions are applicable.

“Capital Stock” of a corporation means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control Triggering Event” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any Person, other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control Triggering Event under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (A) was a member of such Board of Directors on the date the Series A Term Preferred Stock was issued or (B) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Voting Stock” means, with respect to any specified Person that is a corporation as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Term Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series A Term Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Term Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series A Term Preferred Stock, all assets distributed to the holders of the Series A Term Preferred Stock and any other series of preferred stock equal in rank with the Series A Term Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series A Term Preferred Stock and such other series of preferred stock equal in rank with the Series A Term Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Term Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Term Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series A Term Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Rank

With respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, the Series A Term Preferred Stock will rank:

•	senior to all classes or series of our Common Stock and to all equity securities the terms of which specifically provide that such equity securities rank junior to the Series A Term Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

•	on a parity with all other equity securities we may issue, the terms of which specifically provide that such equity securities rank on a parity with our Series A Term Preferred Stock with respect to dividends and liquidation, none of which exists on the date hereof;

•	junior to any other class or series of our capital stock the terms of which specifically provide that such equity securities rank senior to the Series A Term Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and

•	junior to all our existing and future indebtedness.

Voting Rights

Holders of the Series A Term Preferred Stock will not have any voting rights, except as described below.

Whenever dividends on any shares of Series A Term Preferred Stock are in arrears for 18 or more consecutive months (a “Dividend Default”), then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series A Term Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors on our Board of Directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Term Preferred Stock and the holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series A Term Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total outstanding shares of Series A Term Preferred Stock and shares of preferred stock equal in rank with the Series A Term Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above shall be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series A Term Preferred Stock and preferred stock equal in rank with the Series A Term Preferred Stock voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Term Preferred Stock have been paid in full or declared or set apart for payment in full the holders of the Series A Term Preferred Stock shall be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected shall terminate. Any director so elected may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Term Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Term Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. These directors shall each be entitled to one vote per director on any matter.

So long as any shares of Series A Term Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Term Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series A Term Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Term Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series A Term Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series A Term Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Term Preferred Stock. In addition (i) any increase in the number of authorized shares of Series A Term Preferred Stock, (ii) any increase in the number of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series A Term Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Term Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, among other things, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that we continue to meet the requirements for qualification as a REIT, our charter, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 3.3% in value of our outstanding capital stock. Our Board of Directors may waive this ownership limit with respect to a stockholder if evidence satisfactory to our Board of Directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our status as a REIT. Any transfer of capital stock or any security convertible into capital stock that would result in a direct or indirect ownership of capital stock by a stockholder in excess of the ownership limit or that would result in our failure to meet the requirements for qualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our being “closely held” within the meaning of section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the 3.3% ownership limit shall be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary as more fully described in the accompanying prospectus under the caption “Description of Capital Stock—Restrictions on Ownership and Transfer”).

Conversion

The Series A Term Preferred Stock will not be convertible into or exchangeable for any of our other property or securities.

Listing

We have filed an application to list the Series A Term Preferred Stock on NASDAQ under the symbol “LANDP.” If the application is approved, trading of the Series A Term Preferred Stock on NASDAQ is expected to begin within 30 days after the date of this prospectus supplement.

Transfer and Dividend Paying Agent

Computershare will act as the transfer and dividend payment agent in respect of the Series A Term Preferred Stock.

Book-Entry Procedures

The Series A Term Preferred Stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series A Term Preferred Stock. Owners of beneficial interests in the Series A Term Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series A Term Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series A Term Preferred Stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniformed Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Series A Term Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

•	we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and should be read in conjunction therewith. This summary is for general information purposes only and is not tax advice. This discussion does not address all aspects of taxation that may be relevant to particular holders of our Series A Preferred Stock in light of their personal investment or tax circumstances.

We urge prospective investors to consult their own tax advisors regarding the specific tax consequences to them of the acquisition, ownership and disposition of our Series A Preferred Stock and of our election to be taxed as a REIT. Specifically, prospective investors should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences of such acquisition, ownership, disposition and election and regarding potential changes in applicable tax laws.

Redemption of Our Series A Redeemable Preferred Stock

A redemption of Series A Preferred Stock solely for cash will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies an exception found in Section 302(b) of the Code, which would cause the redemption to be treated as a sale of stock (in which case the redemption will be treated in the same manner as a disposition described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Dispositions” or “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Dispositions,” as applicable). Section 302(b) of the Code includes the following three exceptions, which are applicable if the redemption: (1) is “substantially disproportionate” with respect to the stockholder’s interest in our stock; (2) results in a “complete termination” of the stockholder’s interest in all classes of our stock; or (3) is “not essentially equivalent to a dividend” with respect to the stockholder. In determining whether any of these exceptions are applicable, stock considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative exceptions included in Section 302(b) of the Code described above will be satisfied with respect to a particular redemption of Series A Preferred Stock depends upon the facts and circumstances, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of Series A Preferred Stock for cash does not qualify for any of the exceptions described above, the redemption proceeds will be treated as a distribution, the consequences of which are described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions” or “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Distributions,” as applicable. Additionally, a stockholder may lose the benefit of the adjusted tax basis in the Series A Preferred Stock that has been redeemed. We urge prospective investors to consult their tax advisors to determine the impact of any lost adjusted tax basis.

A non-U.S. stockholder generally will not be subject to federal income tax or withholding tax on gain recognized upon a redemption of Series A Preferred Stock that satisfies at least one of the three alternative tests of Section 302(b) of the Code described above, provided that: (i) such gain is not effectively connected with the conduct by such non-U.S. stockholder of a trade or business within the U.S.; (ii) the non-U.S. stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) we are “domestically controlled.” For additional information, see the discussion under the caption “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Dispositions” in the accompanying prospectus.

Taxation of Our Company

As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Our Company,” even if we qualify as a REIT, we will be subject to federal tax in certain circumstances. Among those circumstances, we will be subject to a 100% excise tax on income from certain transactions with any taxable REIT subsidiary of ours which are not on an arm’s-length basis. Pursuant to the Protecting Americans from Tax Hikes Act of 2015, or the “PATH Act”, which was signed into law on December 18, 2015, and effective for taxable years beginning after December 31, 2015, such transactions will include those pursuant to which any taxable REIT subsidiary of ours provides services to us, if such transaction is not conducted on an arm’s-length basis.

Gross Income Tests

As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Gross Income Tests,” we must satisfy two gross income tests annually to maintain our qualification as a REIT. Qualifying income for purposes of the 95% gross income test generally includes the items described under “Material U.S. Federal Income Tax Considerations—Gross Income Tests” in the accompanying prospectus; however, effective for taxable years beginning after December 31, 2015, gain from the sale of “real estate assets” also includes gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) even if not secured by real property or an interest in real property. However, for purposes of the 75% gross income test, gain from the sale of a debt instrument issued by a publicly offered REIT would not be treated as qualifying income to the extent such debt instrument would not be a real estate asset but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described below under “Asset Tests.”

Interest. As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Gross Income Tests—Interest,” interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. Except as provided in the following sentence, if we receive interest income with respect to a mortgage loan that is secured by both real and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we agreed to acquire the mortgage loan or on the date we modified the loan (if the modification is treated as “significant modification” for tax purposes), the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, in the case of mortgage loans secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and the related interest income qualifies for purposes of the 75% gross income test.

Prohibited Transactions. The PATH Act provides increased flexibility in satisfying the prohibited transactions safe harbor described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Gross Income Tests—Prohibited Transactions.” Effective for taxable years beginning after December 31, 2015, the 100% prohibited transactions tax will not apply to a sale or disposition of property if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

either (1) during the taxable year in question, the REIT did not make more than seven property sales, (2) the aggregate adjusted tax bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate tax bases of all of the assets of the REIT at the beginning of the year,

(3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) the ratio of (i) the aggregate adjusted tax bases of property sold during the three taxable year period ending with the taxable year in question, divided by (ii) the sum of the aggregate adjusted tax bases of all of the assets of the REIT as of the beginning of each of the three taxable years which are part of such applicable three taxable year period, did not exceed 20%, or (5) the ratio of (i) the fair market value of property sold during the three taxable year period ending with the taxable year in question, divided by (ii) the sum of the fair market value of all of the assets of the REIT as of the beginning of each of the three taxable years which are part of such applicable three taxable year period, did not exceed 20%, excluding, for purposes of clauses (1) through (5) above, sales of foreclosure property and sales to which Section 1033 of the Code applies;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

Foreclosure Property. As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Gross Income Tests—Foreclosure Property,” property generally ceases to be foreclosure property as of the close of the third taxable year following the taxable year in which we acquired the property. However, property shall cease to be foreclosure property on a date prior to such date under certain circumstances, including if the property is used in a trade or business which is conducted by the REIT more than 90 days after the REIT acquires the property. An exception to this rule provides that such property may be used in such a trade or business if such activity is conducted through an “independent contractor” or, effective for taxable years beginning after December 31, 2015, any taxable REIT subsidiary of ours.

Hedging Transactions. The discussion in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Gross Income Tests—Hedging Transactions” is supplemented by inserting the paragraph below at the end of such subsection:

Effective for taxable years beginning after December 31, 2015, if we have entered into a qualifying hedging transaction as described above, or an Original Hedge, and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the Original Hedge, or a Counteracting Hedge, income from the Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge and the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests.

Asset Tests

As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Asset Tests,” to maintain our qualification as a REIT, we also must satisfy several asset tests at the end of each quarter of each taxable year. Under the first test described in the accompanying prospectus, at least 75% of the value of our total assets must consist of the items listed in the accompanying prospectus. In addition to those items, qualifying assets for purposes of the 75% asset test include, effective for taxable years beginning after December 31, 2015, (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and (ii) debt instruments issued by publicly offered REITs.

In addition, the fourth test described in the accompanying prospectus in such subsection is to be replaced in its entirety by the following:

Fourth, not more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Finally, an additional test, effective for taxable years beginning after December 31, 2015, provides that not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

Distribution Requirements

The accompanying prospectus discusses our distribution requirements under the caption “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements.” The prohibition against “preferential dividends” described in that section is applicable for distributions in taxable years beginning on or before December 31, 2014. For all subsequent taxable years, so long as we continue to be a publicly offered REIT, the preferential dividend rule will not apply.

Taxation of Taxable U.S. Stockholders

The accompanying prospectus discusses the taxation of U.S. stockholders on distributions with respect to “qualified dividend income” and “capital gain dividends” under the caption “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.” In addition to the discussion contained therein, effective for distributions in taxable years beginning after December 31, 2015, the aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividend income” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year (if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration) are treated as paid with respect to such year.

Taxation of Non-U.S. Stockholders

As discussed in the accompanying prospectus, for any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a United States Real Property Interest, or USRPI, under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA.

As noted in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders,” as long as a non-U.S. stockholder holds, at all times during a specified period, no more than a certain percentage threshold of the outstanding shares of a class of our stock that is regularly traded on an established securities market in the United States, then (i) any capital gain distributions to a non-U.S. stockholder with respect to such stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI and (ii) any gain arising from the sale or other taxable disposition of such stock by a non-U.S. stockholder will not be subject to tax under FIRPTA as a sale of a USRPI. With respect to capital gain distributions and dispositions of our stock prior to December 18, 2015, the percentage threshold described in the immediately preceding sentence was 5%; however, under the PATH Act, with respect to capital gain distributions and dispositions of our stock on or after December 18, 2015, the percentage threshold was increased to 10%.

The accompanying prospectus notes that we may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. This 10% withholding requirement was increased to 15% under the PATH Act for distributions after February 16, 2016. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than a distribution attributable to a sale of a USRPI), to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

The PATH Act provides for exemptions from FIRPTA applicable to certain non-U.S. publicly-traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”), qualified foreign pension funds and entities all of the interests of which are held by qualified foreign pension funds. In particular, distributions by us to, or dispositions of our capital stock by, qualified shareholders are exempt from FIRPTA, except to the extent that owners of such qualified shareholders that are not themselves qualified shareholders own, actually or constructively, more than 10% of the outstanding shares of a publicly traded class of our stock. In addition, distributions by us to, or dispositions of our capital stock by, qualified foreign pension funds or entities all of the interests of which are held by qualified foreign pension funds are exempt from FIRPTA. The provisions of the PATH Act relating to qualified shareholders and qualified foreign pension funds are complex. Non-U.S.-stockholders should consult their tax advisors with respect to the impact of the FIRPTA changes included in the PATH Act.

FATCA Withholding

The final two paragraphs in the discussion in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Information Reporting Requirements, Backup Withholding and Certain Other Required Withholding” are replaced in their entirety with the following:

The Foreign Account Tax Compliance Act, or FATCA, imposes a federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the Treasury Regulations and other IRS guidance, such required withholding will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our stock.

If withholding is required under FATCA on a payment related to our stock, holders of our stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated August     , 2016, by and among us, the Operating Partnership and Janney Montgomery Scott LLC, as representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of Series A Term Preferred Stock shown opposite its name below:

Underwriter	Number Of Shares
Janney Montgomery Scott LLC

J.J.B. Hilliard, W.L. Lyons, LLC

Ladenburg Thalmann & Co. Inc.

Wunderlich Securities, Inc.

Oppenheimer & Co. Inc.

Maxim Group LLC

National Securities Corporation

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of Series A Term Preferred Stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us, after the commencement of trading on NASDAQ, that they currently intend to make a market in the Series A Term Preferred Stock. However, the underwriters are not obligated to do so and may discontinue any market making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Term Preferred Stock.

The underwriters are offering the shares of the Series A Term Preferred Stock subject to their acceptance of the shares of Series A Term Preferred Stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of the Series A Term Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $        per share of Series A Term Preferred Stock. The underwriters may allow, and such dealers may reallow, a concession not in excess of $        per share of Series A Term Preferred Stock to certain other dealers. After the offering, the public offering price and concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Series A Term Preferred Stock.

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $        .

Listing

We have applied to list our Series A Term Preferred Stock on The NASDAQ Global Market under the trading symbol “LANDP.” If this application is approved, trading of our Series A Term Preferred Stock on The NASDAQ Global Market is expected to begin within 30 days following the date of this prospectus supplement.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of                  additional shares of Series A Term Preferred Stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of Series A Term Preferred Stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares of the Series A Term Preferred Stock than the total number set forth in the table above.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Series A Term Preferred Stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our Series A Term Preferred Stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of Series A Term Preferred Stock or purchasing shares of our Series A Term Preferred Stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our Series A Term Preferred Stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Series A Term Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of Series A Term Preferred Stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Series A Term Preferred Stock. A syndicate covering transaction is the bid for or the purchase of shares of Series A Term Preferred Stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Series A Term Preferred Stock or preventing or retarding a decline in the market price of our Series A Term Preferred Stock. As a result, the price of our Series A Term Preferred Stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Series A Term Preferred Stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Series A Term Preferred Stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of Series A Term Preferred Stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they may routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Series A Term Preferred Stock offered hereby. Any such short positions could adversely affect future trading prices of the Series A Term Preferred Stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have a controlled equity offering sales agreement with Ladenburg Thalmann & Co. Inc. pursuant to our at-the-market program, under which we may, from time to time, issue and sell shares of our common stock with an aggregate sales price of up to $30 million through or to Ladenburg Thalmann & Co. Inc.

Settlement

We expect to deliver the shares of Series A Term Preferred Stock against payment for the Series A Term Preferred Stock on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Series A Term Preferred Stock (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series A Term Preferred Stock prior to the date that is three business days preceding the settlement date will be required, by virtue of the fact that the Series A Term Preferred Stock initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Term Preferred Stock who wish to trade the Series A Term Preferred Stock during such period should consult their advisors.

LEGAL MATTERS

Certain legal matters relating to the offering will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain matters of Maryland law, including the validity of the Series A Preferred Stock to be issued in connection with this offering, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to the offering will be passed upon for the underwriters by Squire Patton Boggs (US) LLP.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and amendments, if any, to those reports filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as well as Section 16 reports on Forms 3, 4 and 5 are available free of charge through our website at www.GladstoneLand.com. A request for any of these reports may also be submitted to us by sending a written request addressed to Investor Relations, Gladstone Land Corporation, 1521 Westbranch Drive, Suite 100, McLean, VA 22102, or by calling our toll-free investor relations line at 1-866-366-5745. The public may read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by the accompanying prospectus. Such prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by such prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC prior to the completion of this offering will automatically update and supersede such information.

We previously filed the following documents with the SEC and such filings are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 23, 2016 (including portions of our definitive Proxy Statement filed with the SEC on March 25, 2016 that are specifically incorporated therein by reference);

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed on May 2, 2016, and for the quarter ended June 30, 2016, filed on August 2, 2016; and

•	Current Reports on Form 8-K filed on May 16, 2016, and June 20, 2016.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or the offering of these securities is otherwise terminated, provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement and in the accompanying prospectus. Information that we subsequently file with the SEC as aforesaid will automatically update and may supersede information in this prospectus supplement and the accompanying prospectus and information that we previously filed with the SEC.

You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s website as described below. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by writing or calling our Investor Relations Department at the following address and telephone number:

Investor Relations

Gladstone Land Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

1-866-366-5745

PROSPECTUS

$300,000,000

Common Stock

Senior Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Subscription Rights

We may offer, from time to time, one or more series or classes of common stock, senior common stock, preferred stock, debt securities, depositary shares and subscription rights. We refer to our common stock, senior common stock, preferred stock, debt securities, depositary shares and subscription rights collectively as the “securities.” We may offer these securities with an aggregate initial public offering price of up to $300,000,000, or its equivalent in a foreign currency based upon the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities. Accordingly, we will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities that we are offering. The accompanying prospectus supplement also will contain information, where applicable, about federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes upon election, among other purposes.

Our common stock is traded on the NASDAQ Global Market under the symbol “LAND.”

Investing in our securities involves substantial risks. See “Risk Factors” on page 6 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2014

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide to you in connection with an offering of securities. You must not rely upon any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits thereto. For further information, we refer you to the registration statement, including any amendments thereto, including its exhibits.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of such offering. Any accompanying prospectus supplement or free writing prospectus may also update, add to, amend or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information” in this prospectus.

Unless the context otherwise requires or indicates, all references to “we,” “our,” “us” and the “Company” in this prospectus mean Gladstone Land Corporation, a Maryland corporation, and its consolidated subsidiaries. All references to the “Operating Partnership” in this prospectus mean Gladstone Land Limited Partnership, a subsidiary of the Company and a Delaware limited partnership. All references to “Adviser” in this prospectus mean Gladstone Management Corporation, a Delaware corporation and all references to our “Administrator” in this prospectus mean Gladstone Administration, LLC, a Delaware limited liability company.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Ligation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations (“FFO”), our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business strategy;

•	our ability to implement our business plan, including our ability to continue to expand both geographically and beyond annual row crops;

•	pending transactions;

•	our projected operating results;

•	our ability to obtain future financing arrangements, including with respect to the possible expansion of our credit facility and mortgage loan with MetLife;

•	estimates relating to our future distributions;

•	estimates regarding potential rental rate increases;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

•	estimates of future operating expenses, including payments to our Adviser and Administrator under the terms of our Advisory Agreement and Administration Agreement (each as defined herein);

•	our compliance with tax laws, including our intention to elect or qualify as a real estate investment trust (“REIT”) for federal income tax purposes;

•	projected capital expenditures; and

•	use of proceeds of our line of credit, mortgage note payable, future stock offerings and other future capital resources, if any.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	general volatility of the capital markets and the market price of our common stock;

•	our failure to qualify as a REIT and risks of changes in laws that affect REITs;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our business strategy;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition, including other agricultural real estate companies;

•	availability, terms and deployment of capital, including the ability to maintain and borrow under our line of credit, expand our line of credit and mortgage loan facility, arrange for long-term mortgages on our properties and raise equity capital;

•	our Adviser’s and our Administrator’s ability to identify, hire and retain highly-qualified personnel in the future;

•	changes in climate, the environment, our industry or the general economy;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters;

•	environmental liabilities for certain of our properties and uncertainties and risks related to natural disasters; and

•	the loss of any of our key officers, such as Mr. David Gladstone, our chairman, president and chief executive officer or Mr. Terry Lee Brubaker, our vice chairman and chief operating officer.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus or in any accompanying prospectus supplement, including, without limitation, the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC from time to time. New factors may also emerge from time to time that could materially and adversely affect us.

THE COMPANY

We are an externally-managed real estate company that was originally incorporated in California on June 14, 1997 and that intends to elect to be taxed as a real estate investment trust for the year ended December 31, 2013. We were subsequently re-incorporated in Delaware on May 25, 2004 and finally re-incorporated in Maryland on March 24, 2011. We exist primarily for the purpose of engaging in the business of owning and leasing farmland. Prior to 2004, we engaged in the owning and leasing of farmland, as well as an agricultural operating business whereby we engaged in the farming, contract growing, packaging, marketing and distribution of fresh berries, including commission selling and contract cooling services to independent berry growers. In 2004, we sold our agricultural operating business, and since 2004, our operations have consisted solely of leasing our farms to medium-sized, independent farming operations and larger, corporate farming operations.

We currently own 21 farms: 8 in California, 6 in Florida, 4 in Michigan, 2 in Oregon and 1 in Arizona. We also own two storage facilities utilized for cooling crops (known as coolers), and one facility used for the storage and assembly of boxes for shipping produce (known as a box barn). These properties are currently leased to 16 separate tenants that are either corporate or independent farmers. We also lease a small parcel on our farm near Oxnard, California, or West Gonzales, to an oil company. Historically, our farmland has predominantly been concentrated in locations where tenants are able to grow annual row crops, such as certain types of berries (such as strawberries and raspberries), lettuce and other crops, which are planted and harvested annually or more frequently. However, during 2013, we began to diversify the variety of crops grown on our properties, and now own several farms with more permanent crops, such as blueberries, as well as a couple of farms that grow grains, such as corn and beans. While our focus remains on annual row crops, in the future, we may acquire additional land farmed for fruit or nut trees, bushes, wine berries and wine grapes, as well as land to grow grains. We may also acquire more property related to farming, such as cooler buildings, freezer buildings, box barns, silos, storage facilities, green houses, processing plants, packaging buildings and distribution centers.

We generally lease our properties under triple-net leases, an arrangement under which the tenant pays rent to us and maintains the property while paying the related taxes, maintenance and insurance costs. We may also elect to sell farmland at certain times, such as when the land could be developed by others for urban or suburban uses. We do not currently intend to enter the business of growing, packing or marketing farmed products; however, if we do so in the future, we expect that we would conduct such business through a taxable REIT subsidiary, or TRS.

To a lesser extent, we may provide senior secured first lien mortgage loans to farmers for the purchase of farmland and farm-related properties. We expect that any mortgage loans we make would be secured by farming properties that have a successful history of crop production and profitable farming operations and that, over time, such mortgages would not exceed 5.0% of the fair value of our total assets. Currently, we do not hold any mortgages, and we have not identified any properties for which to make loans secured by mortgages.

Our business is managed by our external adviser, Gladstone Management Corporation, or our Adviser, which is an affiliated registered investment adviser under the Investment Advisers Act of 1940. Our Adviser is responsible for managing our business on a daily basis and for identifying and making acquisitions and dispositions that it believes satisfy our investment criteria. Administrative services are provided to us by our Administrator, also an affiliate of ours and our Adviser. Our Adviser and our Administrator are owned and controlled by David Gladstone, our chief executive officer, president, chairman of our board of directors and our largest stockholder.

We intend to conduct our business through an Umbrella Partnership Real Estate Investment Trust, or UPREIT, structure in which our properties and the mortgage loans we make will be held directly or indirectly by Gladstone Land Limited Partnership, our Operating Partnership. We are the manager and 100% owner of Gladstone Land Partners, LLC, or Land Partners, which is the sole general partner of our Operating Partnership, and we currently hold, directly and indirectly through Land Partners, 100% of its outstanding limited partnership units, or Units. In the future, we may offer equity ownership in our Operating Partnership by issuing Units to farmland owners from time to time in consideration for acquiring their farms. Holders of Units in our Operating Partnership will be entitled to redeem these units for cash or, at our election, shares of our common stock on a one-for-one basis at any time after holding the Units for one year. Farmland owners who exchange their farms for Units may be able to do so in a tax-deferred exchange under U.S. federal income tax laws.

The Operating Partnership is the sole member of our subsidiary, Gladstone Land Advisers, Inc., which we will elect to be a TRS. We may own or manage our assets and engage in other activities through Gladstone Land Advisors or another TRS we form or acquire when we deem it necessary or advisable. The taxable income generated by any TRS will be subject to regular corporate income tax. Currently, we do not conduct any operations through our TRS.

Our executive offices are located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is www.GladstoneLand.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” above.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and preferred dividends for the years ended December 31, 2013, 2012 and 2011 are set forth below. For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, “earnings” consist of net income from continuing operations before fixed charges. “Fixed charges” consist of interest expense, amortization of deferred financing fees and the portion of operating lease expense that represents interest. We do not currently have and have not historically had any outstanding preference equity securities or dividends on such securities.

	Year Ended December 31,
	2013	2012	2011
Ratio of Earnings to Fixed Charges and Preferred Dividends	1.3	1.9	1.0

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the acquisition of additional properties, capital expenditures and/or improvements to properties in our portfolio, distributions to stockholders and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 20,000,000 shares of common stock, $0.001 par value per share. Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of common stock into other classes or series of stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of such stock. In addition, our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of March 13, 2014, there were 6,530,264 shares of common stock issued and outstanding and no shares of senior common stock or preferred stock issued and outstanding. The following summary description of our capital stock is not necessarily complete and is qualified in its entirety by reference to our charter and bylaws, each of which has been filed with the SEC, as well as applicable provisions of Maryland General Corporation Law, or the MGCL.

Common Stock

Voting Rights

Subject to the provisions of our charter regarding restrictions on the transfer and ownership of our capital stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock (of which there currently is none), the holders of the common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, can elect all of the directors then standing for election and the holders of the remaining shares are not able to elect any directors.

Dividends, Liquidations and Other Rights

All shares of common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares (of which there currently are none) and to the provisions of our charter regarding restrictions on transfer of our shares.

Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of shares contained in our charter, all shares of common stock have equal dividend, liquidation and other rights.

Certificates

We will not issue certificates. Shares will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to affect a transfer. Transfers can be affected simply by mailing to us a duly executed transfer form. Upon the issuance of our shares, we will send to each stockholder a written statement which will include all information that is required to be written upon stock certificates under the MGCL.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year for the purpose of electing the class of directors whose term is up for election and to conduct other business that may be brought before the stockholders. Special meetings of stockholders may be called upon the request of our chairman, our chief executive officer, our president, a majority of our directors or a majority of our independent directors or by the written request of stockholders of record as of the request date entitled to cast not less than a majority of all votes entitled to be cast at such meeting, provided that the request is in the form and manner specified in our Bylaws. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at the meeting constitutes a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect a director.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is approved by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend such provisions, which must be approved by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast on the amendment) may be approved by a majority of all of the votes entitled to be cast on the matter.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

Senior Common Stock

Future Class of Senior Common Stock

If we offer senior common stock pursuant to this prospectus, an accompanying prospectus supplement will describe the specific terms of the senior common stock, including voting rights, dividends, liquidation, exchange or conversion options and any other applicable terms. Such terms will be subject to and qualified in their entirety by reference to the articles supplementary to our charter fixing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption, if any of such senior common stock.

If we issue shares of senior common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Preferred Stock

Future Classes or Series of Preferred Stock

The following description of the terms of our preferred stock sets forth general terms and provisions of our preferred stock to which an accompanying prospectus supplement may relate. Specific terms of any class or series of preferred stock offered by an accompanying prospectus supplement will be described in the requisite prospectus supplement. The description set forth below is subject to and qualified in its entirety by reference to the articles supplementary to our charter fixing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of a particular class or series of preferred stock.

If we offer preferred stock pursuant to this prospectus, an accompanying prospectus supplement will describe the specific terms of the class or series of shares of preferred stock being offered, including, but not limited to:

•	the title and stated value of the class or series of shares of preferred stock and the number of shares constituting that class or series;

•	the number of shares of the class or series of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the class or series;

•	the date from which dividends on shares of preferred stock of the class or series shall cumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the class or series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the class or series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the class or series, and any restriction on our ability to exercise those redemption and repurchase rights;

•	any listing of the class or series of shares of preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which shares of preferred stock of the class or series will be convertible into shares of preferred stock of another class or series or common stock, including the conversion price, or manner of calculating the conversion price, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the shares of preferred stock of the class or series;

•	preemption rights, if any;

•	whether interests in shares of preferred stock of the class or series will be represented by global securities;

•	a discussion of federal income tax considerations applicable to shares of preferred stock of the class or series to the extent not discussed in “Material U.S. Federal Income Tax Considerations;”

•	the relative ranking and preferences of shares of preferred stock of the class or series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	to the extent not otherwise addressed in this prospectus, any limitations on issuance of any class or series of shares of preferred stock ranking senior to or on a parity with the class or series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the class or series, in each case as may be appropriate to preserve our status as a REIT under the Code, among other purposes;

•	the registrar and transfer agent for the shares of preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the class or series of shares of preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock. Restrictions on ownership and transfer of our common stock, senior common stock and preferred stock are designed to preserve our qualification as a REIT and, therefore, may act to prevent or hinder a change of control. See “— Restrictions on Ownership and Transfer” below. Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). We intend to elect to be taxed as a REIT beginning with our taxable year ended December 31, 2013, in which case, these ownership limits will apply to us beginning with our taxable year ending December 31, 2014.

Our charter imposes restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 3.3% in value of the aggregate number of shares of the outstanding shares of all classes and series of our capital stock or more than 3.3% in value or in number of shares (whichever is more restrictive) of the outstanding shares of our common stock. We refer to this limit as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of our stock described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares of our stock.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 3.3% in value of the outstanding shares of all classes and series of our capital stock or in value or in number of shares (whichever is more restrictive) of the outstanding shares of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would not result in our failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors in order to determine or ensure our qualification as a REIT. Our charter contains or our board of directors has created excepted holder limits for David Gladstone and the Gladstone Future Trust, a trust for the benefit of Mr. Gladstone’s adult children. The excepted holder limits, which our charter contains or our board of directors approved, allow David Gladstone and Gladstone Future Trust to hold up to 33.3% and 17%, respectively in value of the aggregate of outstanding shares of our capital stock, or 33.3% and 17% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock and certain qualified institutional investors to collectively hold up to 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of capital stock or up to 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (excluding any outstanding shares of capital or common stock not treated as outstanding for federal income tax purposes). David Gladstone currently holds approximately 30.9% of the number of shares of capital stock outstanding and Gladstone Future Trust currently holds approximately 10.2% of the number of shares of capital stock outstanding (which shares will be attributed to Mr. Gladstone for purposes of the REIT stock ownership diversification requirements).

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the ownership limit for all other individuals and entities unless, (a) after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding or (b) doing so would result in our failure to qualify as a REIT. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or stock of all classes and series will be in violation of the ownership limit.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) ) or our constructively owning 10% or more of ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our stock, or who would have owned shares of our stock transferred to a trust as described below, must immediately give us written notice of the event or, in the case of an attempted or proposed transaction, must give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our stock as described above is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) ) or our constructively owning 10% or more of ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property or our failure to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer of sale until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary. If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to the MGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our stock, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) or more of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act. The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•	their title and whether they are senior securities or subordinated securities;

•	their initial aggregate principal amount and any limit on their aggregate principal amount;

•	the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•	the terms, if any, upon which they may be convertible into shares of our common stock or preferred stock and the terms and conditions upon which a conversion will be effected, including the initial conversion price or rate and the conversion period;

•	if convertible, the portion of the principal amount that is convertible into common stock or preferred stock, or the method by which any portion will be determined;

•	if convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible;

•	the date or dates, or the method for determining the date or dates, on which the principal will be payable;

•	the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

•

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined, the person to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal (and premium, if any) and interest, if any, will be payable, where they may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

•	our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

•	whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based upon a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

•	any additions to, modifications of or deletions from their terms with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for their repayment;

•	whether they will be issued in certificated or book-entry form;

•	whether they will be in registered or bearer form and, if in registered form, the denominations if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations and related terms and conditions;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

•	any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•	we are the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and existing under U.S. or state law and expressly assumes payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•	immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

•	our failure to pay any installment of interest;

•	our failure to pay their principal (or premium, if any) at their maturity;

•	our failure to make any required sinking fund payment;

•	our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•	we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except:

•	a payment default; or

•	a covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described herein, including any addition of a covenant or other provision providing event risk or similar protection.

Modification of the Indenture

The indenture will likely be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on the debt securities;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or interest, if any, on the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Debt Securities

The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities will also be subject to optional or mandatory redemption on terms and conditions described in the accompanying prospectus supplement.

Conversion of Debt Securities

The terms and conditions, if any, upon which any debt securities are convertible into shares of our common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. The terms will include:

•	whether the debt securities are convertible into shares of our common stock or preferred stock;

•	the conversion price (or the manner of calculating the price);

•	the conversion period;

•	the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•	any restrictions on conversion.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture for the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the accompanying prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in an accompanying prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information” in the accompanying prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of our preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a class or series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such class or series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

Voting Our Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for our preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred stock and any redemption of our preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from the Company that are delivered to the depositary and that we are required to furnish to holders of preferred stock.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary and the Company under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions on Ownership

The deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. Such restrictions will be described in the accompanying prospectus supplement and will be referenced on the applicable depositary receipts.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase one or more series or classes of common stock, preferred stock, debt securities and depositary shares. We may issue subscription rights independently or together with any other offered security. Such subscription rights or other offered security may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The accompanying prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for common stock, preferred stock, debt securities or depositary shares upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of the common stock, preferred stock, debt securities or depositary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” in the accompanying prospectus supplement. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Classification of our Board of Directors

Our board of directors is currently comprised of eight members. Our board is divided into three classes of directors. Directors of each class are elected for a three-year term and until their respective successor is duly elected and qualifies, and each year one class of directors will be elected by the stockholders. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our directors. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the capital stock entitled to vote are able to elect all of the successors of the class of directors whose terms expire at that meeting.

Our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, our classified board could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us or another transaction that might involve a premium price for our common stock that might be in the best interest of our stockholders.

Removal of Directors

Any director may be removed only for cause by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Restrictions on Ownership and Transfer

To qualify and maintain status as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. These requirements do not apply to us for our first taxable year for which we elect to be taxed as a REIT for federal income tax purposes. In order to assist our board of directors in becoming a REIT and preserving our status as a REIT, among other purposes, our charter contains ownership limits which prohibit any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 3.3% in value of our outstanding shares of capital stock or more than 3.3% in value or in number of shares (whichever is more restrictive) of our outstanding shares of common stock, other than David Gladstone, who currently owns approximately 30.8% of our outstanding capital stock and the Gladstone Future Trust, that currently owns approximately 10.2% of our outstanding capital stock, and certain qualified institutional investors who may own up to 9.8%. See “Description of Our Capital Stock — Restrictions on Ownership and Transfer” for more information.

The 3.3% ownership limit does not apply to any underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or other private offering of our capital stock (or securities convertible or exchangeable for capital stock) in a public offering of our shares, only to the extent necessary to facilitate such offering.

Distributions

Distributions will be paid to investors who are stockholders as of the record date selected by our board of directors. Distributions will be paid on a monthly basis regardless of the frequency with which such distributions are declared. To qualify as a REIT, we are required to make distributions sufficient to satisfy the REIT requirements. Generally, income distributed as distributions will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

Distributions will be paid at the discretion of our board of directors based on our earnings, cash flow and general financial condition. The directors’ discretion will be governed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later month and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We may borrow to make distributions if the borrowing is necessary to maintain our REIT status, or if the borrowing is part of a liquidation strategy whereby the borrowing is done in anticipation of the sale of properties and the proceeds will be used to repay the loan.

Information Rights

Any stockholder may, during normal business hours and for any lawful and proper purpose, inspect and copy our bylaws, minutes of the proceedings of our stockholders meetings, our annual financial statements and any voting trust agreement that is on file at our principal office. In addition, one or more stockholders who together are, and for at least six months have been, record or beneficial holders of 5% of any class of our stock are entitled to inspect a copy of our stockholder list upon written request. The list will include the name and address of, and the number of shares owned by, each stockholder and will be available at our principal office within 20 days of the stockholder’s request.

The rights of stockholders described above are in addition to, and do not adversely affect rights provided to investors under, Rule 14a-7 promulgated under the Exchange Act. Rule 14a-7 provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders, or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution themselves.

Business Combinations

The MGCL prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. The MGCL defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock; and

•	two-thirds of the votes entitled to be cast by holders of the voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) have a classified board, (b) require a two-thirds vote for the removal of any director from the board, (c) vest in the board the exclusive power to fix the number of directorships and (d) require, unless called by our chairman, our chief executive officer, our president, a majority of our directors or a majority of our independent directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast to call a special meeting. We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of stock, any and all vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which such vacancy occurred and until his or her successor is duly elected and qualifies.

Amendments to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors and the restrictions on ownership and transfer of our shares of stock and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if approved and advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions except for the charter amendments described above may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Operations

We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

Term and Termination

Our charter provides for us to have a perpetual existence. Pursuant to our charter, and subject to the provisions of any of our classes or series of stock then outstanding and the approval by a majority of the entire board of directors, our stockholders by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors at which directors are to be elected pursuant to our notice of the meeting may be made only:

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Power to Issue Additional Shares

We currently do not intend to issue any securities other than the shares described in this prospectus, although we may do so at any time, including upon the redemption of limited partnership interests that we may issue in connection with acquisitions of real property. We believe that the power to issue additional shares of stock and to classify or reclassify unissued shares of common stock or preferred stock into other classes or series of stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an acquiring person statement), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by David Gladstone and any of his affiliates. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of the MGCL; the classification of our board of directors; the restrictions on the transfer and ownership of stock and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the current material federal income tax consequences generally resulting from an election by us to be taxed as a REIT and the current material federal income tax considerations relating to the ownership and disposition of our common stock, senior common stock and preferred stock. As used in this section, the terms “we” and “our” refer solely to Gladstone Land Corporation and not to our subsidiaries and affiliates.

This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. This discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under “— Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Stockholders”) and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our stock as a capital asset for federal income tax purposes, which generally means property held for investment. The statements in this section are based on the current federal income tax laws, including the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

As discussed below in “— Taxation in Connection with Holding Securities other than our Stock,” we intend to describe in any prospectus supplement related to the offering of our debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of acquisition, ownership and disposition of our securities and of an election by us to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We intend to elect to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 2013. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. No assurances can be given that our beliefs or expectations will be fulfilled, however, since qualification as a REIT depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

In connection with the filing of this registration statement, Bass, Berry & Sims PLC has rendered an opinion that our organization and current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ended December 31, 2013, or, in the event that we do not elect to be taxed as a REIT for our taxable year ended December 31, 2013, then for our taxable year ending December 31, 2014, and for subsequent taxable years. Investors should be aware that Bass, Berry & Sims PLC’s opinion is based on the federal income tax laws governing qualification as a REIT as of the date of such opinion, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks only as of the date issued. In addition, Bass, Berry & Sims PLC’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of our gross income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Bass, Berry & Sims PLC will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular period will satisfy such requirements. Bass, Berry & Sims PLC’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “— Failure to Qualify as a REIT” below.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. We will be subject to federal tax, however, in the following circumstances:

•	We are subject to the corporate federal income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the corporate “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•	We are subject to tax, at the highest corporate rate, on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”), as described below under “— Gross Income Tests — Foreclosure Property,” that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	The earnings of our taxable REIT subsidiaries are subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

A REIT is a corporation, trust or association that satisfies each of the following requirements:

(1) It is managed by one or more trustees or directors;

(2) Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

(3) It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e. the REIT provisions;

(4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

(5) At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);

(6) During the last half of any taxable year Not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities;

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for federal income tax purposes;

(8) It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

(9) It meets certain other requirements described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

We must satisfy requirements 1 through 4, and 8 during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 do not apply to us for our first taxable year for which we elect to be taxed as a REIT for federal income tax purposes. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides for restrictions regarding the ownership and transfer of our stock that should allow us to continue to satisfy these requirements. The provisions of the charter restricting the ownership and transfer of our stock are described in “Certain Provisions of Maryland Law And of Our Charter And Bylaws — Restrictions on Ownership and Transfer.” The restrictions in our charter are intended, among other things, to assist us in satisfying requirements 5 and 6 described above. These restrictions, however, may not ensure that we will be able to satisfy such share ownership requirements in all cases. If we fail to satisfy these share ownership requirements, we may fail to qualify as a REIT. We believe we will have issued sufficient stock with enough diversity of ownership to allow us to satisfy requirements 5 and 6 set forth above. For purposes of requirement 8, we have adopted December 31 as our year end for federal income tax purposes, and thereby satisfy this requirement.

Qualified REIT Subsidiaries. A “qualified REIT subsidiary” generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a taxable REIT subsidiary. A corporation that is a “qualified REIT subsidiary” is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under the federal income tax laws, generally is not treated as an entity separate from its owner for federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships and limited liability companies for state law purposes. Nevertheless, these entities currently are not treated as entities separate from their owners for federal income tax purposes because each such entity is treated as having a single owner for federal income tax purposes. Consequently, the assets and items of gross income of such entities will be treated as assets and items of gross income of their owners for federal income tax purposes, including the application of the various REIT qualification requirements.

An unincorporated domestic entity with two or more owners, as determined under the federal income tax laws, generally is taxed as a partnership for federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of any partnership, joint venture, or limited liability company that is taxed as a partnership for federal income tax purposes would be treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share would be based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share would be based on our proportionate interest in the capital of the entity.

Taxable REIT Subsidiaries. A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities, however, is automatically treated as a taxable REIT subsidiary without an election. Unlike a “qualified REIT subsidiary,” the separate existence of a taxable REIT subsidiary is not ignored for federal income tax purposes. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for purposes of the gross income tests, as described below, if earned directly by the parent REIT. Accordingly, a taxable REIT subsidiary generally is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our stockholders.

We will not be treated as holding the assets of any taxable REIT subsidiary or as receiving any income that a taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us will be an asset in our hands, and we will treat the distributions paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income tests and asset tests. Because a REIT does not include the assets and income of taxable REIT subsidiaries in determining the REIT’s compliance with REIT requirements, such entities may be used by the REIT to undertake activities indirectly that the REIT requirements might otherwise preclude the REIT from doing directly or through a pass-through subsidiary (e.g., a partnership). If dividends are paid to us by one or more of our domestic taxable REIT subsidiaries that we may own, then a portion of such dividends that we distribute to our stockholders who are taxed at individual rates generally will be subject to federal income tax at the rates applicable to qualified dividend income rather than at the rates applicable to ordinary income. See “— Annual Distribution Requirements” and “— Taxation of Taxable U.S. Stockholders — Distributions.”

A taxable REIT subsidiary pays federal income tax at corporate rates on its taxable income. Restrictions imposed on REITs and their taxable REIT subsidiaries are intended to ensure that taxable REIT subsidiaries will be subject to appropriate levels of federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT and impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We may engage in certain activities, such as the provision of noncustomary tenant services or third-party management services, indirectly through a taxable REIT subsidiary to the extent that we determine that such activities could jeopardize our REIT status if we engaged in the activities directly. We also might dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the potential imposition of the 100% tax on income from prohibited transactions. See “— Gross Income Tests — Rents from Real Property” and “— Gross Income Tests — Prohibited Transactions.”

Gross Income Tests

We must satisfy two gross income tests annually to qualify as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.

Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, any gains from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive for the use of our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue and not to any extent determined by reference to any person’s income or profits, in compliance with the rules above.

Second, we generally must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a “related-party tenant,” other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our stock continually, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a taxable REIT subsidiary.

Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related-party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own, directly or indirectly, more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.”

Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, as described below, to the tenants of our properties other than through an independent contractor from whom we do not derive or receive any income or through a taxable REIT subsidiary. We generally may provide services directly to our tenants, however, to the extent that such services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of noncustomary services to the tenants of a property, other than through an independent contractor from whom we do not derive or receive any income or a taxable REIT subsidiary, as long as the income attributable to the services (valued at not less than 150% of the direct cost of performing such services) does not exceed 1% of our gross income from such property. If the rent from a lease does not qualify as “rents from real property” because we furnish noncustomary services to the tenants of the property having a value in excess of 1% of our gross income from the related property, other than through a qualifying independent contractor or through a taxable REIT subsidiary, none of the rent from the property will qualify as “rents from real property.” We do not intend to provide any noncustomary services to our tenants, unless such services are provided through independent contractors from whom we do not derive or receive any income or through taxable REIT subsidiaries.

If the rent from a lease does not qualify as “rents from real property” because (1) the rent is based on the net income or profits of the tenant, (2) the lessee is a related-party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries, or (3) we furnish noncustomary services to the tenants of the property having a value in excess of 1% of our gross income from the related property, other than through a qualifying independent contractor or a taxable REIT subsidiary, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we might be unable to satisfy either the 75% or 95% gross income test.

Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

In addition, rent attributable to any personal property leased in connection with a lease of real property will not qualify as “rents from real property” if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year, or the personal property ratio. If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would not qualify as a REIT, unless we were able to utilize certain statutory relief provisions. We believe that any income attributable to personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would agree with our calculation. If such a challenge were successful, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

We may invest opportunistically from time to time in mortgage debt. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan, determined as of (i) the date we agreed to acquire or originate the loan or (ii) in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property. The principal amount of the loan that is not secured by real property is the amount by which the loan exceeds the value of the real estate that is security for the loan.

Dividends. Dividends received by us from a taxable REIT subsidiary will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of the 75% and 95% gross income tests. Any dividends received by us from a qualified REIT subsidiary will be excluded from gross income for purposes of the 75% and 95% gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, and net income derived from such prohibited transactions is excluded from gross income solely for purposes of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the resulting imposition of the 100% prohibited transactions tax is available, however, if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a taxable REIT subsidiary if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transactions tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary although such income will be taxed to the taxable REIT subsidiary at federal corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property, however, will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property, however, where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the U.S. Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions. From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries’ assets or liabilities. Our or our subsidiaries’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that qualifies for purposes of either or both of the gross income tests.

Failure to Satisfy Gross Income Tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are able to utilize certain relief provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with the Treasury Regulations.

We cannot predict, however, whether any failure to meet these tests will enable us to utilize the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets, or the “75% asset test,” must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock or shares of beneficial interest in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the “5% asset test.”

Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in an entity taxed as a partnership for federal income tax purposes. The term “securities,” however, generally includes debt securities issued by an entity taxed as a partnership for federal income tax purposes or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by an entity taxed as a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. “Straight debt” securities include, however, debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment on a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related-party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes in which we are an owner to the extent of our proportionate interest in the debt and equity securities of the entity.

•	Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the entity’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of an entity taxed as a partnership for federal income tax purposes is our proportionate interest in any securities issued by such entity, without regard to the securities described in the preceding two bullet points above.

We believe that the assets that we hold satisfy the foregoing asset test requirements. We will not obtain, however, nor are we required to obtain under the federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for any mortgage loans that we may originate or acquire. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

As noted above, we may invest opportunistically in loans secured by interests in real property. If the outstanding principal balance of a loan during a taxable year exceeds the fair market value of the real property securing such loan as of the date we agreed to originate or acquire the loan, a portion of such loan likely will not constitute a qualifying real estate asset for purposes of the 75% asset test. Although the law on the matter is not entirely clear, it appears that the nonqualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that serves as security for that loan.

Failure to Satisfy Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. Nevertheless, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet point immediately above for a calendar quarter other than the first calendar quarter of our initial REIT taxable year, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million)

and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

Each taxable year, we must make distributions, other than capital gain dividend distributions and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding any net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from prior years,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.

We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to minimize corporate income tax and avoid the 4% nondeductible excise tax.

In addition, if we were to recognize “built-in gain” on the disposition of any assets acquired from an entity treated as a C corporation for federal income tax purposes in a transaction in which our basis in the assets was determined by reference to such entity’s tax basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in gain” is the excess of (1) the fair market value of the asset (measured at the time of acquisition) over (2) the basis of the asset (measured at the time of acquisition).

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from an entity taxed as a partnership for federal income tax purposes in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional stock or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.

In order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, as discussed above, there are relief provisions available under the Code for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we were to fail to qualify as a REIT in any taxable year, and no relief provision were available, we would be subject to (i) federal income tax on our taxable income at federal corporate income tax rates and (ii) any applicable federal alternative minimum tax. In calculating our taxable income for a year in which we failed to qualify as a REIT, we would not be able to deduct from our taxable income amounts distributed to our stockholders, and we would not be required under the Code to distribute any amounts to our stockholders for that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to our stockholders generally would be taxable to our stockholders as ordinary income. Subject to certain limitations of the federal income tax laws, our corporate stockholders may be eligible for the dividends received deduction, and stockholders taxed at individual rates may be eligible for a maximum federal income tax rate of 20% on such dividends. Unless we qualified for relief under the statutory relief provisions described in the preceding paragraph, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to maintain our qualification as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation in Connection with Holding Securities other than our Stock

We intend to describe in any prospectus supplement related to the offering of our debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities, including, if applicable, (1) the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium and (2) the tax treatment of sales, exchanges or retirements of our debt securities.

Taxation of Taxable U.S. Stockholders

For purposes of our discussion, the term “U.S. stockholder” means a holder of our common stock, senior common stock or preferred stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement taxed as a partnership for federal income tax purposes (a “partnership”) holds our stock, the federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. If you are an owner of a partnership that may acquire our stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our stock by the partnership.

Distributions. If we qualify as a REIT, distributions made out of our current and accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gains will be treated as dividends to taxable U.S. stockholders. In determining the extent to which a distribution with respect to our stock constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, then to our senior common stock, if any, and then to our common stock. A corporate U.S. stockholder will not qualify for the dividends-received deduction, which generally is available to corporations, upon the receipt of dividends from us. Dividends paid to a U.S. stockholder generally will not qualify for the tax rates applicable to “qualified dividend income.” Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we generally are not subject to federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not constitute qualified dividend income. As a result, our REIT dividends generally will be taxed at the higher tax rates applicable to ordinary income. The highest marginal individual income tax rate on ordinary income currently is 39.6%. The federal income tax rates applicable to qualified dividend income generally will apply, however, to our ordinary REIT dividends, if any, that are (1) attributable to qualified dividends received by us from non-REIT corporations, such as any taxable REIT subsidiaries, or (2) attributable to income recognized by us and on which we have paid federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced federal income tax rate on qualified dividend income under such circumstances, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. In addition, a taxable U.S. stockholder that is an individual, an estate or an enumerated trust that has taxable income in excess of certain thresholds (currently $250,000 for married couples filing jointly, $125,000 for married couples filing separately, $200,000 for single filers and heads of household and $12,150 for estates and trusts) is subject to a 3.8% Medicare tax on dividends received from us.

Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months and is attributable to our current and accumulated earnings and profits for such year of declaration will be treated as paid by us and received by the U.S. stockholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.

Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock. See “— Capital Gains and Losses” below. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the federal corporate income tax we paid, however, the U.S. stockholder would increase its basis in our stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the federal corporate income tax we paid.

A U.S. stockholder will not incur federal income tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. stockholder’s adjusted basis in our stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in our stock, and any amount in excess of both its share of our current and accumulated earnings and profits and its adjusted basis will be treated as capital gain, long-term if the stock has been held for more than one year, provided the stock is a capital asset in the hands of the U.S. stockholder.

U.S. stockholders may not include in their individual federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as, for example, losses from certain types of entities in which the U.S. stockholder is treated as a limited partner for federal income tax purposes, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that taxable year that constitute ordinary income, return of capital and capital gain.

Dispositions. A U.S. stockholder who is not a dealer in securities generally must treat any gain or loss realized on a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between (1) the sum of the fair market value of any property and the amount of cash received in such disposition and (2) the U.S. stockholder’s adjusted tax basis in such stock. A U.S. stockholder’s adjusted tax basis in our stock generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of undistributed net capital gains deemed distributed by us to the U.S. stockholder over the federal corporate income tax deemed paid by the U.S. stockholder on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss on a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition. In addition, a taxable U.S. stockholder that is an individual, an estate or an enumerated trust and that has taxable income in excess of certain thresholds (currently $250,000 for married couples filing jointly,

$125,000 for married couples filing separately, $200,000 for single filers and heads of household and $12,150 for estates and trusts) generally is subject to a 3.8% Medicare tax on gain from the sale of our stock.

Capital Gains and Losses. The federal income tax-rate differential between long-term capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum federal income tax rate on ordinary gain applicable to U.S. stockholders that are taxed at individual rates currently is 39.6%, and the maximum federal income tax rate on long-term capital gain applicable to U.S. stockholders that are taxed at individual rates currently is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of “section 1250 property.” The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at federal corporate income tax rates, whether or not such gains are classified as long-term capital gains. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts (“qualified trust”) and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income,” or UBTI. Amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. If a tax-exempt stockholder were to finance its acquisition of our stock with debt, however, a portion of the distribution that it received from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

Finally, in certain circumstances, a qualified trust that owns more than 10% of the value of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from unrelated trades or businesses, determined as if we were a qualified trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a qualified trust holding more than 10% of the value of our stock only if:

•	we are classified as a “pension-held REIT”; and

•	the amount of gross income that we derive from unrelated trades or businesses for the year in which we pay the dividends, determined as if we were a qualified trust, is at least 5% of our total gross income for such year.

We will be classified as a “pension-held REIT” if:

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the qualified trust to be treated as holding our stock in proportion to their actuarial interests in the qualified trust; and

•	either:

•	one qualified trust owns more than 25% of the value of our stock; or

•	a group of qualified trusts, of which each qualified trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a “pension-held REIT,” and, therefore, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because shares of our stock are publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

For purposes of our discussion, the term “non-U.S. stockholder” means a holder of our stock that is not a U.S. stockholder, an entity or arrangement taxed as a partnership for U.S. federal income tax purposes or a tax-exempt stockholder. Special rules may apply to non-U.S. stockholders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates and foreign persons eligible for benefits under an applicable income tax treaty with the United States.

We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our stock, including any reporting requirements.

Distributions. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI (discussed below), and that we do not designate as a capital gain dividend or retained long-term capital gain will recognize ordinary income to the extent that we pay such distribution out of our current and accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. A non-U.S. stockholder generally will be subject to federal income tax at graduated rates, however, on any distribution treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, in the same manner as U.S. stockholders are taxed on distributions. A corporate non-U.S. stockholder may, in addition, be subject to the 30% branch profits tax with respect to any such distribution. We plan to withhold federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN to us evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder submits an IRS Form W-8ECI to us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed such non-U.S. stockholder’s adjusted basis in our stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in our stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in our stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our stock, as described below. See “— Dispositions” below. Under FIRPTA (discussed below), we may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than a distribution attributable to a sale of a USRPI), to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, may apply to our sale or exchange of a USRPI. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with the conduct of a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

If a class of our stock is regularly traded on an established securities market in the United States (any such class of our stock referred to as a “publicly traded class”), capital gain distributions to a non-U.S. stockholder in respect of stock of such publicly traded class that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as such non-U.S. stockholder did not own more than 5% of the outstanding stock of such publicly traded class at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders owning 5% or less of the outstanding stock of such publicly traded class generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on other distributions. If a non-U.S. stockholder owned more than 5% of the outstanding stock of a publicly traded class at any time during the one-year period preceding the distribution, capital gain distributions to such non-U.S. stockholder in respect of the stock of such publicly traded class that are attributable to our sale of USRPIs would be subject to tax under FIRPTA, as described above. Additionally, capital gain distributions to a non-U.S. stockholder in respect of stock of a class that is not a publicly traded class that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above.

If a distribution is subject to FIRPTA, we must withhold 35% of such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount that we withhold. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Dispositions. Non-U.S. stockholders may incur tax under FIRPTA with respect to gain realized on a disposition of our stock since our stock will constitute a USRPI unless one of the applicable exceptions, as described below, applies. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.

Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our stock, however, as long as, at all times, we are domestically controlled, i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. In addition, even if we are not domestically controlled, a non-U.S. stockholder that owned, actually or constructively, 5% or less of the outstanding stock of a publicly traded class at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such stock.

Even if stock of a non-publicly traded class would otherwise constitute a USRPI, gain arising from the sale or other taxable disposition of such stock by a non-U.S. stockholder will not be subject to tax under FIRPTA as a sale of a USRPI if we have a publicly traded class and the applicable non-U.S. stockholder has not, at the time it acquires the stock of a non-publicly traded class, and at certain other times described in the applicable Treasury Regulations, directly or indirectly held stock of a non-publicly traded class (and in certain cases other direct or indirect interests in our stock) that had a fair market value in excess of 5% of the fair market value of our publicly traded class with the lowest fair market value. In addition, stock of a non-publicly traded class that is convertible into a stock of a publicly traded class and that is owned by a non-U.S. stockholder would not be considered a USRPI if, on the acquisition date, such stock had a fair market value that did not exceed the fair market value on such date of 5% of the total outstanding stock of the publicly traded class into which the stock of the non-publicly traded class is convertible.

A non-U.S. stockholder generally will incur tax on gain from a disposition of our stock not subject to FIRPTA if:

•	the gain is effectively connected with the conduct of the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder will incur a 30% tax on its capital gains.

Information Reporting Requirements, Backup Withholding and Certain Other Required Withholding

We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 28%) with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “U.S. person” that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

The Foreign Account Tax Compliance Act (“FATCA”) imposes a federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the Treasury Regulations and other IRS guidance, such required withholding will not begin until July 1, 2014 with respect to dividends on our stock, and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our stock.

If withholding is required under FATCA on a payment related to our stock, holders of our stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our stock.

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships.

We currently hold, directly and indirectly, all of the ownership interests in our Operating Partnership and our other subsidiaries; therefore, our Operating Partnership and our other subsidiaries (other than any taxable REIT subsidiaries) currently are disregarded for federal income tax purposes. See “— Requirements for Qualification as a REIT — Qualified REIT Subsidiaries” and “— Requirements for Qualification as a REIT — Other Disregarded Entities and Partnerships” above. If additional partners or members are admitted to our Operating Partnership or any of our other subsidiaries, as applicable, we intend for such entity to be taxed as a partnership for federal income tax purposes. The following discussion summarizes certain federal income tax considerations that would be applicable if our Operating Partnership or other subsidiaries were taxed as partnerships for federal income tax purposes. The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We are required to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses but only if such Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners, as determined for federal income tax purposes, will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations;” and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners for federal income tax purposes may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be taxed as a partnership for federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90%

of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any partnership in which we own an interest does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that any of our direct or indirect subsidiaries is or will be classified as a partnership for federal income tax purposes. If, for any reason, any such partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we may not be able to qualify as a REIT, unless we qualify for certain statutory relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a partnership’s status for federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Annual Distribution Requirements.” Further, items of income and deduction of such partnership would not pass through to us, and we would be treated as a stockholder of such entity for federal income tax purposes. Consequently, such partnership would be required to pay income tax at corporate rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our distributive share of each partnership’s income, gains, losses, deductions, and credits for each taxable year of the partnership ending with or within our taxable year, even if we receive no distribution from the partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the partnership.

Partnership Allocations. Although an agreement among the owners of an entity taxed as a partnership for federal income tax purposes generally will determine the allocation of income and losses among the owners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the “partners’ interests in the partnership,” which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the owners with respect to such item.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to an entity taxed as a partnership for federal income tax purposes in exchange for an interest in such entity must be allocated for federal income tax purposes in a manner such that the contributing owner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference. A book-

tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing owner for book purposes, but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the owners. The Treasury Regulations require entities taxed as partnerships for federal income tax purposes to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

If our Operating Partnership were to admit additional partners and therefore be taxed as a partnership for federal income tax purposes, the properties owned by the Operating Partnership would be deemed to have been contributed to a partnership for federal income tax purposes, which could result in future 704(c) Allocations to us. In addition, the carryover basis of any properties actually contributed to our Operating Partnership by an additional partner, under certain reasonable methods available to us, including the “traditional method,” (1) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners. An allocation described in clause (2) of the immediately preceding sentence may cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Basis in Partnership Interest. Our adjusted tax basis in any partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the partnership;

•	increased by our distributive share of the partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the partnership; and

•	reduced, but not below zero, by our distributive share of the partnership’s loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account for federal income tax purposes until we again have tax basis sufficient to absorb the loss. A reduction of our allocable share of indebtedness of the partnership will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the partnership interest. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property. Generally, any gain realized by a partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “— Gross Income Tests.” We presently do not intend to acquire or hold, or to allow any partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or any partnership’s, trade or business.

State and Local Taxes

We and you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

Offering and Sale of Securities

Unless otherwise set forth in an accompanying prospectus supplement to this prospectus, we may sell the securities being offered hereby, from time to time, in one or more offerings, on a continuous or delayed basis, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers, brokers, placement agents or other agents; and

•	to investors directly in negotiated sales or in competitively bid transactions, on a continuous or delayed basis.

Each prospectus supplement will describe the terms of the offering of the respective securities, including:

•	the name or names of any underwriters, dealers, brokers, placement agents or other agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of the offering of the respective securities including:

•	the number and terms of the securities to which such prospectus relates;

•	the name or names of any underwriters, dealers, brokers, placement agents or other agents with whom we have entered into arrangements with respect to the sale of such securities;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the rules and procedures for any auction or bidding process, if used;

•	the public offering or purchase price of such securities and the net proceeds we will receive from such sale; and

•	any other applicable terms of the offering.

If we do not name a firm in the prospectus supplement, the firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer’s allowance or agent’s commission. We may also enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment).

Sales Through Underwriters

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the accompanying prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

Sales Through Agents

We may sell securities directly or through agents that we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions that we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the accompanying prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified, and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions that we must pay for solicitation of these contracts in the prospectus supplement.

General Information

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Our common stock trades on the NASDAQ Global Market under the symbol “LAND.” All securities that we offer, other than our common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities sold by us.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price in accordance with Rule 104 of Regulation M. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Short covering transactions also may be effected through a partial or full over-allotment exercise granted to them by us. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the business day prior to the pricing of the offering and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Some of the underwriters, dealers and agents and their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided in connection with our initial public offering, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and in the future may receive, customary fees.

LEGAL MATTERS

Certain federal income tax matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain matters of Maryland law, including the validity of the securities to be offered by means of this prospectus, will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. We also make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as well as our definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. Our website address is www.GladstoneLand.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, except as described below, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

This prospectus comprises only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and, therefore, omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We previously filed the following documents with the SEC, and such filings are incorporated by reference into this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed February 24, 2014 (including portions of our definitive Proxy Statement for the 2014 Annual Meeting of Stockholders incorporated therein by reference);

•	Current Report on Form 8-K, filed January 3, 2014 (as amended by the Current Report on Form 8-K/A, filed February 5, 2014); and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed January 28, 2013, as updated through subsequently filed reports.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

Investor Relations

Gladstone Land Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5893

             Shares

Gladstone Land Corporation

    % Series A Cumulative Redeemable Term Preferred Stock

(Liquidation Preference $25 Per Share)

PRELIMINARY PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Janney Montgomery Scott

Co-Lead Managers

J.J.B. Hilliard, W.L. Lyons, LLC	Ladenburg Thalmann	Wunderlich

Co-Managers

Oppenheimer & Co.	Maxim Group LLC	National Securities Corporation

                    , 2016